Exhibit 10.14
PROMISSORY NOTE

US$60,000	Minneapolis, Minnesota
November 12, 2008

FOR VALUE RECEIVED, Wits Basin Precious Minerals Inc., a corporation organized and existing under the laws of the State of Minnesota (the “Maker”), hereby unconditionally promises to pay to Hawk Uranium Inc., a Canadian corporation, or its successors and assigns (the “Payee”), at 120 Adelaide Street West, Suite 2500, Toronto, ON M5H 1T1, Canada, or such other place as may be designated by the Payee, on or before February 12, 2009 (the “Maturity Date”), the principal sum of Sixty Thousand U.S. Dollars ($60,000.00) (the “Principal”). Simple interest shall accrue on the Principal at a rate of ten percent (10%).

As additional consideration to Payee for providing financial accommodations to Maker, Maker has agreed to issue the Payee a five-year warrant to purchase up to an aggregate of 250,000 shares of the Maker’s $0.01 par value common stock at a purchase price of $0.125 per share, such warrant to be issued at such time Maker has authorized and unissued shares of common stock available.

The Maker acknowledges that the warrant to be issued to Payee pursuant to this Promissory Note shall have been duly authorized by the Maker’s board of directors.

In connection with the acquisition of the warrant, the Payee represents and assures the Maker, to the best of its knowledge, the following:

(a) Payee is not a “US Person” as defined in Rule 902(K) of the United States Securities Act of 1933 and that the offer and sale of the warrant is being made in an offshore transaction and that no selling efforts were made by the Maker or any of its affiliates;
(b) Payee acknowledges that it has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Maker concerning an investment in the warrant, and any additional information which the Payee has requested;
(c) Payee has had experience in investments in restricted, speculative securities and other investments which involve the risk of loss of investment. Payee has the requisite knowledge to assess the relative merits and risks of this investment without the necessity of relying upon other advisors, and Payee can afford the risk of loss of its entire investment in the warrant;
(d) Payee acknowledges that the warrant to be issued pursuant to this Promissory Note has not been registered under the Securities Act of 1933, and accordingly is deemed a “restricted security” within the meaning of Rule 144 of the Act. As such, may not be resold or transferred unless the Maker has received an opinion of counsel reasonably satisfactory that such resale or transfer is exempt from the registration requirements of that Act. The Maker shall not unreasonably withhold approval of any application filed by Payee under Rule 144(d) of the Act to clear the subject security of restrictions after Payee has satisfied the requirements of Rule 144(d); and

(e) Payee understands and acknowledges that the certificate representing the common shares issued upon exercise will contain a restrictive securities legend.

All payments on account of this Note, when paid, shall be applied first to the payment of Principal and the balance, if any, shall be applied to reduction of the unpaid interest. Maker may prepay this Note in full or in part at any time and from time to time without premium or penalty.

Maker hereby grants the Payee a security interest in Maker’s right to acquire a 65% interest in Kwagga Gold (Barbados) Limited (the “Spin Off Shares”), subject to any existing security interest granted by Maker prior to the date hereof relating to the Spin Off Shares. The security interest granted herein is to be construed to the fullest extent permitted without violating any term or right of any existing security interest or any holder of such security interest granted prior to the date hereof. If this Note is placed in the hands of an attorney for collection, the holder shall be entitled to recover reasonable and necessary collection costs, including reasonable and necessary attorney’s fees.

The Maker hereby waives presentment for payment, notice of dishonor, protest, notice of protest, and diligence in collection, and consents that the time of payment on any amount due under this Note may be extended by the holder without otherwise modifying, altering, releasing, affecting, or limiting the liability of the Maker. Maker agrees to assert no defenses against payment of this Note except for actual payment thereof.

The terms, conditions and provisions of this Note shall be construed and enforced according to the laws of the State of Minnesota.

IN WITNESS WHEREOF, the duly authorized officer of Maker has caused this Note to be executed on the date first written above.

Wits Basin Precious Minerals Inc.,
a Minnesota corporation

/s/ Mark D Dacko
By: Mark D Dacko
Its: Chief Financial Officer